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                                                                Exhibit 11(b)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 57 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated April 21, 1997, relating to the financial statements and financial highlights appearing in the February 28, 1997 Annual Report to Shareholders of the Pacific Horizon Aggressive Growth Fund, Pacific Horizon Capital Income, Pacific Horizon U.S. Government Securities Fund, Pacific Horizon California Tax-Exempt Bond Fund, Pacific Horizon National Bond Fund, Pacific Horizon Short-Term Government Fund, Pacific Horizon International Equity Fund, Pacific Horizon Corporate Bond Fund, Pacific Horizon Blue Chip Fund, Pacific Horizon Asset Allocation Fund, and Pacific Horizon Intermediate Bond Fund, eleven of the portfolios comprising the Pacific Horizon Funds, Inc., and our reports dated April 21, 1997 relating to the financial statements and supplementary data appearing in the February 28, 1997 Annual Reports to Investors of the Asset Allocation Portfolio, Blue Chip Portfolio and Investment Grade Bond Portfolio, which financial statements, financial highlights and supplementary data are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statements of Additional Information.


Price Waterhouse LLP
New York, New York
June 18, 1997